CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated February 13, 2004, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of FindEx.com, Inc. for the fiscal years ended December 31, 2003 and 2002.

/s/ Chisholm, Bierwolf & Nilson, LLC
Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
November 22, 2004